Exhibit 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in the following registration statements of SPX Corporation: Form S-8 (File No.’s 333-24043, 333-29843, 333-29851, 333-29857, 333-29855, 333-38443, 333-70245, 333-82645, 333-82647, 333-61766, 333-69250, 333-69252 and 333-106897), Form S-4 (File No.’s 333-68650) and Form S-3 (File No.’s 333-56364, 333-68648, 333-68652, 333-76978 and 333-86538) of our report dated September 4, 2003 (which report expresses an unqualified opinion and contains explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities on January 1, 2001, the adoption of SFAS No. 142, Goodwill and Other Intangible Assets on January 1, 2002, the adoption of SFAS No. 145, Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections on July 1, 2002, the discontinued operations treatment of a subsidiary sold in June 2003, and the revisions of Notes 1 and 16) appearing in this Annual Report on Form 10-K/A of SPX Corporation and subsidiaries for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

September 4, 2003

Charlotte, North Carolina